UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2015

CERULEAN PHARMA INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36395	20-4139823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-9600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On March 3, 2015, Cerulean Pharma Inc. (the “Company”) entered into an amendment (the “Separation Agreement Amendment”) to that certain Separation, Transition and Release of Claims Agreement dated October 29, 2014, between the Company and Oliver S. Fetzer, Ph.D, the Company’s former Chief Executive Officer and a former member of the Company’s board of directors. Pursuant to the Separation Agreement Amendment, the period during which Dr. Fetzer has agreed to provide post-employment assistance to the Company (the “Consulting Period”) has been extended through September 30, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment, dated March 3, 2015, to Separation, Transition and Release of Claims Agreement between Cerulean Pharma Inc. and Oliver S. Fetzer, Ph.D

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERULEAN PHARMA INC.

Date: March 4, 2015	By:	/s/ Christopher D.T. Guiffre
Christopher D.T. Guiffre Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment, dated March 3, 2015, to Separation, Transition and Release of Claims Agreement between Cerulean Pharma Inc. and Oliver S. Fetzer, Ph. D